UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

LAPOLLA INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LAPOLLA INDUSTRIES, INC.
Intercontinental Business Park	Notice of Action by Written Consent
15402 Vantage Parkway East, Suite 322	Information Statement
Houston, Texas 77032	2010 Annual Report

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Dear Stockholder:

The purpose of this letter is to inform you that on April 13, 2011, subject to approval of stockholders, the Board of Directors resolved to amend our Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), by increasing the authorized common stock capitalization limit from 98 Million shares to 140 Million shares. On April 18, 2011 stockholders representing 72.23% of the 83,878,733 shares of our outstanding common stock on said date approved and consented to the amendment to the Company’s Restated Certificate. Such approval will be effective 20 calendar days after the date this letter and the accompanying Information Statement, and related materials, are mailed to you. Pursuant to Delaware law, our Restated Certificate of Incorporation, as amended, and Bylaws, the aforesaid consent will satisfy the stockholder approval requirement for approval of the amendments to our Restated Certificate.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Section 228 of the Delaware General Corporation Law (the "DGCL") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 242 of the DGCL, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend our Restated Certificate of Incorporation. In order to eliminate the costs and management time involved in having a special meeting of Stockholders and obtaining proxies and in order to effect the resolutions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the DGCL are afforded to the Company's stockholders as a result of the approval of the proposal.  The accompanying Information Statement is for informational purposes only. It describes why the amendment to our Restated Certificate, which increases our authorized common stock capitalization limit, is necessary, and contains other disclosures required by law in connection with such stockholder approval.

Please read the accompanying Information Statement carefully.

LAPOLLA INDUSTRIES, INC.

/s/ Douglas J. Kramer, CEO

Douglas J. Kramer
CEO and President

Houston, Texas
April 28, 2011

LAPOLLA INDUSTRIES, INC.

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS AND INFORMATION STATEMENT

(i)

LAPOLLA INDUSTRIES, INC.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas  77032

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about May 2, 2011 to the stockholders of record of Lapolla Industries, Inc. at the close of business on April 18, 2011. This Information Statement is being sent to you for informational purposes only. No action is requested or required on your part.

This Information Statement is furnished by the board of directors of Lapolla Industries, Inc. The terms “Lapolla”, “Company”, “we”, “us” or “our” refer to Lapolla Industries, Inc., a Delaware corporation, unless the context indicates otherwise.

The Information Statement is being sent to stockholders of Lapolla to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to provide information to all stockholders in connection with action by written consent taken on April 18, 2011 by certain stockholders collectively owning 72.23% of our outstanding shares as of the record date described below. Such action constitutes the approval and consent of stockholders representing a sufficient percentage of the total outstanding shares to approve the amendment to our Restated Certificate which increases our authorized common stock capitalization limit of our Company. Accordingly, the action will not be submitted to the other stockholders of our Company for a vote. The written consent will be effective on May 22, 2011 or 20 calendar days after the date this Information Statement is first mailed to all stockholders in accordance with Rule 14c-2(b) of the Exchange Act, whichever occurs first.

We will pay all costs associated with the distribution of this Information Statement including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

The board of directors fixed the close of business on April 18, 2011 as the record date for determining the stockholders entitled to receive this Information Statement pertaining to this action by written consent. As of the record date, there were 83,878,733 common shares outstanding. Each common share held as of the record date was entitled to one vote per share. We have no other voting securities outstanding. Approval of the amendment to our Restated Certificate which increases our authorized common stock capitalization limit of our Company was obtained by written consent of the stockholders rather than at a duly called meeting of stockholders.

1

PRINCIPAL STOCKHOLDERS

The following table presents information concerning the beneficial ownership of our shares of common stock as of the record date, April 18, 2011, by each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, each of our current directors, each of our current executive officers and all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to warrants and options that are currently vested and exercisable or exercisable, within 60 days of April 18, 2011, are considered outstanding and beneficially owned by the person granted the shares or holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF MANAGEMENT TABLE

Beneficial Owner	Shares of Common Stock Owned	Rights to Acquire Shares of Common Stock (1)	Total Shares of Common Stock Beneficially Owned	Percent of Class (2)
Directors:
Richard J. Kurtz, Chairman of the Board	59,164,722	200,000	59,364,722	69.22%
C/O The Kamson Corporation
270 Sylvan Rd, Englewood Cliffs, NJ 07620
Jay C. Nadel	1,357,357	578,284	1,935,641	2.26%
Lt. Gen. Arthur J. Gregg, US Army (Ret)	20,000	150,000	170,000	0.20%
Augustus J. Larson	20,000	90,000	110,000	0.13%
Howard L. Brown	20,000	224,200	244,200	0.28%
Douglas J. Kramer (3)	—	562,475	562,475	0.66%
Michael T. Adams (4)	—	80,000	80,000	0.09%

Executive Officers:
Charles A. Zajaczkowski	—	—	—	—

All directors and executive
officers as a group	60,582,079	1,884,958	62,467,037	72.84%

Notes:
(1) Represents common stock which the person has the right to acquire within 60 days after April 18, 2011. For executive officers: (a) Mr. Kramer has 2,500,000 vested stock options, of which 562,475 are exercisable, and (b) Mr. Adams has 80,000 vested and exercisable stock options; and directors: (a) Mr. Kurtz has 200,000 vested and exercisable stock options, (b) Mr. Gregg has 225,000 vested stock options, of which 150,000 are exercisable, (c) Mr. Nadel has 450,000 vested stock options, of which 300,000 are exercisable, and 278,284 shares of restricted common stock pursuant to his advisory and consultant agreement which are expected to vest, of which 136,861 vest on April 30, 2011 and 141,423 vest on May 31, 2011 (Refer to Note 23 - Subsequent Events, Item (a), of our Notes to Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2010), (d) Mr. Larson has 135,000 vested stock options, of which 90,000 are exercisable, and (e) Mr. Brown has 500,000 vested stock options, of which 224,200 are exercisable. Refer to Item 11 – Executive and Director Compensation for more information.

(2) Based on 85,763,691 shares of our common stock outstanding at April 18, 2011 (Includes those shares in the “Rights to Acquire Shares of Common Stock” column in this table and the Security Ownership of Certain Beneficial Owners Table below).

(3) Mr. Kramer is also our CEO and President.
(4) Mr. Adams is also our CGO, EVP and Secretary.

Management knows of no person who is the beneficial owner of more than 5% of our issued and outstanding common stock as of the record date, April 18, 2011.

APPROVAL OF AN INCREASE IN THE AUTHORIZED COMMON STOCK CAPITALIZATION LIMIT

SUMMARY OF THE INCREASE IN THE AUTHORIZED COMMON STOCK CAPITALIZATION LIMIT

Introduction

On April 13, 2011, subject to approval of stockholders, our Board of Directors resolved to amend our Restated Certificate to increase the authorized common stock capitalization limit from 98 Million shares to 140 Million shares and determined such to be in the best interest of our Company and its stockholders. On April 18, 2011, stockholders owning greater than a majority of the outstanding shares of common stock approved the proposed amendment to the Restated Certificate by action taken by written consent without a meeting in accordance with Delaware Law. No further vote of our stockholders is required. Such approval will be effective 20 calendar days after the date this Information Statement and the accompanying materials are mailed to all stockholders.  The purpose of the amendment is to increase the authorized common stock capitalization limit of the Company.

Amendment

The amendment increases the authorized common stock capitalization limit of the Company from 98 Million shares to 140 Million shares of common stock, par value $.01.  The amendment is attached in Appendix A to this Information Statement.

2

Summary

The additional authorized shares of common stock is to benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law) to issue additional shares of common stock from time to time to respond to business needs and opportunities as they arise or for other corporate purposes. These needs, opportunities and purposes might include, for example obtaining capital funds through public and private offerings of shares of common stock and using shares of common stock in connection with structuring possible acquisitions of businesses and assets, satisfy outstanding stock options and warrants, or effectuate conversions or exchanges. Additionally, the Board of Directors, in its discretion, could in the future declare stock splits or stock dividends or, subject to stockholder approval, increase, establish or extend stock option or stock award plans. Except as otherwise provided for in this Information Statement, no stock splits, dividends or other actions requiring the availability of the additional authorized shares of common stock have been approved by the Board of Directors as of the date hereof.

Increasing the number of authorized shares of common stock will not have any immediate effect on the rights of current stockholders. However, the Board will have the authority to issue authorized shares of common stock without requiring future stockholder approval of those issuances. If the Board determines that an issuance of shares of the Company's common stock is in the best interests of the Company and its stockholders, the issuance of additional shares could have the effect of diluting the earnings per share or the book value per share of the outstanding shares of common stock or the stock ownership or voting rights of a stockholder. The holders of the Company's common stock have no preemptive right to purchase any of the additional shares of common stock to be issued.

When filed with the Delaware Secretary of State, the amendment will increase the authorized common stock capitalization of our Company from 98 Million shares to 140 Million shares.

Refer to our Annual Report on Form 10-K for the year ended December 31, 2010 at Part III, Item 11 - Executive and Director Compensation, for the required compensation of directors and executive officers information.

See our Annual Report on Form 10-K for the year ended December 31, 2010, Part II at the following: Item 8 – Financial Statements and Supplementary Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Quantitative and Qualitative Disclosures About Market Risk, and Item 9 – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure, and Part III at Item 14 – Principal Accountant Fees and Services, for the required financial and other information.

See also Interest of Certain Persons In or Opposition to Matters to be Acted Upon for discussion of effects and benefits upon certain directors.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s directors and officers as of April 18, 2011 are as follows:

Name	Position	Age
Richard J. Kurtz	Chairman of the Board	70
Jay C. Nadel	Vice Chairman of the Board	52
Lt. Gen. Arthur J. Gregg, US Army (Ret)	Director	82
Augustus J. Larson	Director	56
Howard L. Brown	Director	65
Douglas J. Kramer	Director, CEO and President	48
Michael T. Adams	Director, CGO, EVP and Secretary	45
Charles A. Zajaczkowski	CFO and Treasurer	51

See Part III, Item 10 – Directors, Executive Officers and Corporate Governance, Directors, and Part I, Item 1 - Business, Executive Officers, in our Annual Report on Form 10-K for the year ended December 31, 2010, for more information on our directors and officers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Refer to Part III, Item 11 - Executive and Director Compensation, in our Annual Report on Form 10-K for the year ended December 31, 2010 for the required compensation of directors and executive officers information.

3

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As a result of the effectuation of an increase in our common stock capitalization limit from 98 Million shares to 140 Million shares, a total of 140 Million shares may be issued by us.  This increase in the authorized capitalization will, among other things, enable us to make appropriate acquisitions and provide shares for possible future capital raising activities with respect to new products or services and other corporate needs.  In addition, this increase is the authorized common stock limitation may also inure to the benefit of: (a) Richard J. Kurtz, the Chairman of the Board and majority stockholder of the Company by providing common stock for a likely exchange of his outstanding shares of Series D Preferred Stock for restricted common stock of the Company, subject to Board approval (which, upon exchange, each share of common stock valued at 100% of the value of the common stock as trade on the over-the-counter bulletin board on the date of the approval by the Board of Directors); and (b) Jay C. Nadel, a director and Vice Chairman of our Company, wherein, such increased authorization shall provide such additional shares as may become necessary to be issued under the anti-dilution provisions pursuant to a Services Agreement between Mr. Nadel and our Company, dated February 22, 1011 (which will require additional shares to be issued to Mr. Nadel in order to maintain his then current percentage ownership as of the date of the Services Agreement) upon any future issuances by us (except issuances for a capital contribution to our Company or a grant of awards under our Equity Incentive Plan, as amended, effective July 12, 2005).

The issuance of shares of common stock by us to the Chairman of the Board, if exchanged, or to Mr. Nadel pursuant to the anti-dilution provisions of his Service Agreement, will further result in a dilution of your percentage ownership of the outstanding shares of our increased common stock capitalization limit.  Such issuances, if made: (a) in the case of Mr. Kurtz, will cause an increase in the per share book value of your outstanding common stock; and (b) in the case of Mr. Nadel, such issuances will always result in a dilution of book value.  The effect of any dilution of percentage ownership and/or increase in book value cannot be determined until and only if, the aforesaid issuances occur.  Notwithstanding the foregoing, if either of the aforesaid actions are taken and shares of common stock are issued by us, the total amount of shares of common stock outstanding will increase by the amount of such issuance and the percentage ownership of minority stockholders will decrease.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report”) accompanies this Information Statement being mailed to all stockholders. We will provide, without charge, additional copies of our 2010 Annual Report, including any exhibits, upon the receipt of a written request by any stockholder to the Corporate Secretary, Lapolla Industries, Inc., 15402 Vantage Parkway East, Suite 322, Houston, Texas  77032.

OTHER MATTERS

Only one 2010 Annual Report to security holders, Information Statement or Notice of Internet Availability of Information Statement Materials is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We undertake to deliver promptly upon written or oral request a separate copy of the 2010 Annual Report to security holders, Information Statement, or Notice of Internet Availability of Information Statement Materials, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify us that the security holder wishes to receive a separate copy of the 2010 Annual Report to security holders, Information Statement, or Notice of Internet Availability of Information Statement Materials, as applicable. Security holders that wish to receive a separate annual report to security holders, proxy or information statement, or Notice of Internet Availability of Proxy or Information Statement Materials, as applicable, in the future, or a single copy of annual reports to security holders, proxy or information statements, or Notices of Internet Availability of Proxy or Information Statement Materials if they are receiving multiple copies of annual reports to security holders, proxy or information statements, or Notices of Internet Availability of Proxy or Information Statement Materials, can call (800) 542-1061 or submit a written notification to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

INCORPORATION BY REFERENCE

Our Form 10-K for the year ended December 31, 2010 filed with the SEC on April 11, 2011, is incorporated herein by this reference.

By Order of the Board of Directors

/s/ Michael T. Adams, Secretary

Michael T. Adams
Corporate Secretary
Houston, Texas
April 28, 2011

4

Appendix A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION

LAPOLLA INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: Pursuant to Section 228 of the Delaware General Corporation Law, as amended, and Article I, Section 7 of Lapolla Industries, Inc.’s Bylaws, the Board of Directors unanimously resolved and duly adopted a proposed amendment to the Restated Certificate of Incorporation, as it has been amended from time to time, of said corporation, declaring said amendment to be advisable and for consideration thereof. The proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article and Section thereof numbered "FOURTH", Section "A", so that, as amended, said Article's Section shall be and read as follows:

"FOURTH: Capital Stock. A. The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred and Forty Two Million (142,000,000) shares of which One Hundred and Forty Million (140,000,000) shall be common stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and of which Two Million (2,000,000) shares shall be preferred stock of the par value of One Dollar ($1.00) per share (hereinafter called the "Preferred Stock")."

SECOND: That thereafter, pursuant to Section 228 of the Delaware General Corporation Law, as amended, a written consent of 72.23% of the outstanding shares of Common Stock at the close of business on April 18, 2011, in lieu of and without a meeting, without prior notice and without a vote, was duly executed, wherein stockholders owning more than the necessary number of shares as required by statute voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

FIFTH:  Except as amended hereby, the Restated Certificate of Incorporation of Lapolla Industries, Inc., as it has been amended from time to time, is hereby ratified and approved.

IN WITNESS WHEREOF, said LAPOLLA INDUSTRIES, INC. has caused this certificate to be signed by ______________________, an Authorized Officer, this ___ day of May __, 2011.

BY:
TITLE OF OFFICER:

A-1